Exhibit 5.2

Carey Olsen Jersey LLP 47 Esplanade St Helier Jersey JE1 0BD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887744 E jerseyco@careyolsen.com

14 March 2019

To the addressee listed in Schedule 1

Dear Sirs

Aptiv PLC (the “Issuer”)

Aptiv Holdings US Limited (the “Jersey Guarantor”)

(together being the “Companies” and each a “Company”)

1.	BACKGROUND

We act as Jersey legal advisers to each Company in connection with (i) the offer, issue and sale by the Issuer of the Notes; and (ii) the Documents.

2.	DEFINITIONS AND INTERPRETATION

2.1	Capitalised terms used in this Opinion shall have the meanings given to them in Part A of Schedule 5 (Definitions and Interpretation).

2.2	This Opinion shall be interpreted and construed in accordance with Part B of Schedule 5 (Definitions and Interpretation).

3.	SCOPE

3.1	This Opinion is limited to: (a) matters of Jersey law and practice as at the date of this Opinion; and (b) matters expressly stated in this Opinion.

3.2	We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

3.3	This Opinion is based only on those matters of fact known to us at the date of this Opinion.

4.	DOCUMENTS EXAMINED AND SEARCHES

4.1	In giving this Opinion we have examined a copy sent to us in electronic form by email of each Document.

4.2	In addition, we have examined each Further Document.

4.3	The Documents and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.

4.4	The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.

5.	ASSUMPTIONS AND QUALIFICATIONS

5.1

This Opinion is given: (a) in reliance on the Assumptions; and (b) on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.

5.2	This Opinion is subject to the Qualifications.

6.	OPINION

We are of the opinion that:

6.1	Incorporation, valid existence, power, capacity and authority

6.1.1	Each Company is duly incorporated with limited liability and validly existing under Jersey law.

6.1.2

Each Company has the corporate power and capacity to enter into, and to perform its obligations under, each Document to which it is a party (including, in the case of the Issuer, the issue of the Notes).

6.1.3

Each Company has taken the corporate and other action necessary under Jersey law to authorise the acceptance and due execution of, and the performance of its obligations under, each Document to which it is a party (including, in the case of the Issuer, the issue of the Notes).

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

6.2	Execution

Each Document has been duly executed by each Company that is a party to it.

6.3	Search results

6.3.1

The Public Records Search revealed no evidence of any current resolutions for winding up or dissolution of any Company and no evidence of the appointment of any liquidator in respect of any Company or any of its assets.

6.3.2

A representative of the office of the Viscount stated in response to the Viscount Enquiry that, to the best of his/her knowledge and belief, the property of no Company had been declared to be en désastre.

7.	GOVERNING LAW, LIMITATIONS, BENEFIT, DISCLOSURE AND RELIANCE

7.1	This Opinion is governed by and shall be construed in accordance with Jersey law.

7.2

We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed in this Opinion.

7.3

This Opinion is addressed only to you and is solely for the benefit of you and your professional legal advisers in connection with the Documents and except with our prior written consent it may not be disclosed to, used or relied on by any other person or for any other purpose, or referred to or made public in any way.

7.4

We consent to the filing of a copy of this opinion as an exhibit to a current report on Form 8-K, and incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 1

ADDRESSEE

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2

Ireland

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 2

DOCUMENTS EXAMINED

Part A

The Documents

1.

A fifth supplemental indenture dated 14 March 2019 between the Issuer, the Jersey Guarantor, Aptiv Corporation, Wilmington Trust, National Association (as Trustee) and Deutsche Bank Trust Company Americas (as Agent) supplementing the Base Indenture (the “Supplemental Indenture”).

2.	The global note numbered 1 representing the 2029 Notes and issued pursuant to the Indenture.

3.	The global note numbered 1 representing the 2049 Notes and issued pursuant to the Indenture.

Part B

Further Documents

1.	A copy of:

1.1	each Certificate of Incorporation;

1.2	each Memorandum and Articles of Association;

1.3	the Registers;

1.4	the Consents; and

1.5	the Shareholder Records.

2.	A copy of:

2.1	an extract of the minutes recording the Issuer Director Resolutions;

2.2	the written resolutions document including the Jersey Guarantor Director Resolutions; and

2.3	the written resolutions document including the Shareholder Resolutions.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

3.	A copy of the:

3.1	Registration Statement;

3.2	Prospectus Supplement; and

3.3	Base Indenture.

4.	A copy of each Opinion Certificate (as attached).

5.	The Public Records.

6.	The response received from the office of the Viscount to the Viscount Enquiry.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 3

ASSUMPTIONS

1.	Authenticity

1.1

The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.

1.2	Each person who purported to execute a Document for or on behalf of a Company was an Authorised Signatory of that Company.

2.	Copies

The completeness and conformity to original documents of all copies examined by us.

3.	Execution versions/drafts

Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.

4.	Execution

Each party (other than each Company as a matter of Jersey law) has duly executed those documents to which it is a party.

5.	Dating and delivery

Each Document has been dated and has been duly and unconditionally delivered by each of the parties to it.

6.	Directors’ duties

6.1

In resolving that each Company enters into each Document to which it is a party and the transaction(s) documented or contemplated by each Document to which it is a party the directors of that Company were acting with a view to the best interests of that Company and were otherwise exercising their powers in accordance with their duties under all applicable laws.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

6.2

Each director of each Company has disclosed all interests required to be disclosed by the Companies Law and the Articles of Association of that Company in accordance with the provisions of the Companies Law and the Articles of Association of that Company.

7.	Solvency

Each Company remains solvent (meaning that each Company will be able to discharge its liabilities as they fall due) after entering into each Document to which it is a party and the transaction(s) documented or contemplated by each Document to which it is a party, and all statements, assessments and opinions of solvency made or expressed by the directors of each Company in the Further Documents have been properly made.

8.	Consents – Jersey

Each Consent is in full force and effect and has not been revoked, superseded or amended and no other consents, authorisations, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities in Jersey have been (other than any consent referred to in the Opinion Certificates) or should have been obtained, made or satisfied by any Company.

9.	Consents – other laws

All consents, authorisations, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities required to be obtained, made or satisfied by each Company under any law (other than Jersey law): (a) for the execution and delivery of each Document to which it is a party and the performance of its obligations under each Document to which it is a party; and (b) generally for the enforceability of each Document to which it is a party, have been obtained, made or satisfied and, where appropriate, remain in full force and effect.

10.	Establishment, existence, capacity and authority – other parties

Each party (other than each Company as a matter of Jersey law) is duly established and validly existing and: (a) has the necessary capacity, power, authority and intention; (b) has taken the corporate and other action necessary to authorise it; and (c) has obtained, made or satisfied all necessary consents, authorisations, registrations, approvals, filings or other requirements (i) of any governmental, judicial or other public bodies or authorities or (ii) imposed by any contractual or other obligation or restriction binding upon it; in each case to enter into, and deliver and perform, its obligations under, the documents to which it is a party.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

11.	Registers and appointments and Shareholder Records

The accuracy and completeness of:

11.1	the Registers and that each director, alternate director (if any) and secretary of each Company and of any corporate director of each Company stated in the Registers has been validly appointed.

11.2	the Shareholder Records, with there being no declarations of trust or equivalent affecting the shares in that Company.

12.	Capacity – each Company

Each Company is acting as principal on its own behalf in entering into each Document to which it is a party and not as an agent, trustee, nominee or in any other capacity.

13.	No conflict – foreign law or regulation

There is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion.

14.	Searches

14.1

All documents or information that are required to be filed or registered by or in relation to each Company with the Registrar of Companies (whether or not any time limit for such filing or registration has yet expired) have been so filed or registered and appear on the Public Records and are accurate and complete.

14.2

The response (construed as if the expression “to the best of my knowledge and belief” or similar did not appear in it) received from the office of the Viscount in response to the Viscount Enquiry is accurate and complete.

14.3

There has been no change in the public records relating to any Company available for inspection on the companies register on the web-site of the Registrar of Companies since the time we carried out the Public Records Search.

14.4	There has been no change in the records relating to any Company available to the office of the Viscount since the time it gave its response to the Viscount Enquiry.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

15.	Unknown facts

That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

16.	Extract of directors minutes

Without prejudice to the generality of Assumption 15 (Unknown facts), where we are provided with an extract of the minutes recording the Issuer Director Resolutions, no other part of such minutes is relevant to or might affect the opinions expressed in this Opinion.

17.	Opinion certificate and other documents

The accuracy, correctness and completeness of each Opinion Certificate and of all statements, assessments and opinions as to matters of fact contained in each Document and each Further Document.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 4

QUALIFICATIONS

1.	Title

We offer no opinion as to the title or interest of any Company or any other person to or in, or the existence of, any property or assets the subject of any Document.

2.	No conflict – contractual obligations etc.

We offer no opinion on whether there are any contractual or other obligations or restrictions binding on any Company that would or could have any adverse implication in relation to the opinions expressed in this Opinion.

3.	Representations and warranties

Unless expressly stated otherwise, we offer no opinion in relation to any representation or warranty made or given in or in connection with any Document or any Further Document.

4.	Searches/registries

4.1

The Public Records Search is not conclusively capable of revealing whether or not: (a) a winding up order has been made or a resolution passed for the winding up of any Company; or (b) an order has been made or a resolution passed appointing a liquidator in respect of any Company, as notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the public records of a Company immediately.

4.2

The Viscount Enquiry relates only to the property of a Company being declared to be en désastre. There is no formal procedure for determining whether a Company has otherwise become bankrupt as defined in the Interpretation (Jersey) Law 1954.

4.3

Information available in public registries in Jersey is limited. In respect of security interests, there is the Security Interests Register and a publicly available record of hypotheques over real property situated in Jersey and of mortgages of Jersey-registered ships. We have not examined any such public records for the purposes of giving this Opinion.

5.	Enforcement

We offer no opinion as to the enforceability of any obligations under or pursuant to any transaction, agreement or document entered into or to be entered into by any Company.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 5

DEFINITIONS AND INTERPRETATION

Part A

Definitions

“2012 Law”	means the Security Interests (Jersey) Law 2012;

“2029 Notes”	means the US$300,000,000 4.350% Senior Notes due 2029 issued by the Issuer;

“2049 Notes”	means the US$350,000,000 5.400% Senior Notes due 2049 issued by the Issuer;

“Addressee”	means the addressee of this Opinion set out in Schedule 1 (Addressee) to this Opinion;

“Articles of Association”	means the articles of association of each Company, as referred to in the Opinion Certificate of that Company, or as the context permits, all such articles of association together;

“Assumptions”	means the assumptions set out in Schedule 3 (Assumptions);

“Authorised Signatory”	means a person authorised to sign the Document on behalf of a Company pursuant to the relevant Director Resolutions;

“Base Indenture”	means the base indenture dated 10 March 2015 between (amongst others) the Issuer, the Jersey Guarantor and the Trustee;

“Certificates of Incorporation”

means together:

(a)   the certificate of incorporation and certificate of incorporation on change of name of the Issuer, as referred to in the Opinion Certificate of that Company; and

(b)   the certificate of continuance of a limited company and certificate of incorporation on change of name issued to the Jersey Guarantor, as referred to in the Opinion Certificate of that Company;

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

“CGPO Consent”	means the consent dated 26 February 2019 granted to the Issuer pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, to, among other things, the circulation of the Prospectus Supplement;

“COBO Consent”	means the consent dated 26 February 2019 granted to the Issuer pursuant to the Control of Borrowing (Jersey) Order 1958 in relation to the issue of the Notes;

“Companies Law”	means the Companies (Jersey) Law 1991;

“Consents”

means together:

(i) the COBO Consent;

(ii)  the CGPO Consent; and

(iii)  the consent dated 1 January 2017 granted to each Company pursuant to the Control of Borrowing (Jersey) Order 1958 in relation to the issue of shares,

as referred to in the Opinion Certificates;

“Director Resolutions”	means together the Issuer Director Resolutions and the Jersey Guarantor Director Resolutions;

“Document”	means the document listed in Part A of Schedule 2 (Documents Examined);

“Further Documents”	means the documents listed in Part B of Schedule 2 (Documents Examined);

“Indenture”	means the Base Indenture as supplemented by the Supplemental Indenture;

“Issuer Director Resolutions”	means the resolutions of the directors of the Issuer stated as passed on 24 January 2019 at a meeting of the board of directors of the Issuer recorded in minutes of that meeting and relating to the Document and as referred to in the Opinion Certificate of the Issuer;

“Jersey Guarantor Director Resolutions”	means the resolutions of the directors of the Jersey Guarantor stated as passed on 26 February 2019 in the form of written resolutions of the directors of the Jersey Guarantor relating to the Document and as referred to in the Opinion Certificate of the Jersey Guarantor;

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

“Memorandum and Articles of Association”	means, together, the memorandum and articles of association of each Company, as referred to in the Opinion Certificate of that Company;

“Notes”	means together the 2029 Notes and the 2049 Notes;

“Opinion”	means this legal opinion and includes the Schedules;

“Opinion Certificates”	means together the certificate of a director or Authorised Signatory of each Company addressed to us and dated the date of this Opinion, a copy of each of which is attached at Schedule 6 (Opinion Certificates);

“Prospectus Supplement”	means the prospectus supplement dated 28 February 2019 in relation to the issue of the Notes which is supplemental to the Registration Statement;

“Public Records”	means together the public records of each Company available for inspection on the companies register on the web-site of the Registrar of Companies at the time we carried out the Public Records Search;

“Public Records Search”	means our inspection of the Public Records on the date of this Opinion;

“Qualifications”	means the observations and qualifications set out in Schedule 4 (Qualifications);

“Registers”	means together the registers of directors and secretaries of each Company, as referred to in the Opinion Certificate of that Company;

“Registrar of Companies”	means the Registrar of Companies in Jersey;

“Registration Statement”	means the registration statement on Form S-3 dated 26 October 2018 filed with the Securities and Exchange Commission in relation to, among other things, the shelf registration of debt securities to be issued by the Issuer;

“Searches”	means the Public Records Search and the Viscount Enquiry;

“Security Interests Register”	means the register maintained by the Registrar of Companies under the 2012 Law in respect of security interests created and assignments of receivables effected under the 2012 Law;

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

“Shareholder Records”	means a copy of the register of members of the Jersey Guarantor as referred to in the Opinion Certificate of that Company;

“Shareholder Resolutions”	means the resolutions of the Jersey Guarantor stated as passed on 26 February 2019 in the form of written resolutions of the shareholders of that Company relating to the Document and as referred to in the Opinion Certificate of that Company;

“Supplemental Indenture”	has the meaning given to that term in Part A of Schedule 2 (Documents Examined);

“Viscount”	means the Viscount in Jersey; and

“Viscount Enquiry”	means together our enquiry in respect of each Company made on the date of this Opinion to the office of the Viscount.

Part B

Interpretation

1.	References in this Opinion to:

1.1	a Schedule are references to a schedule to this Opinion;

1.2	a “person” include any body of persons corporate or unincorporated;

1.3	legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;

1.4	“you” means the Addressee; and

1.5

“we”, “us” or “our” in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion in this matter.

2.

Where a capitalised term appears in the left-hand column of Part A of Schedule 5 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.

3.	Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.

Aptiv PLC and Aptiv Holdings US Limited

14 March 2019

SCHEDULE 6

OPINION CERTIFICATES

[Attached]